INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-6031 of AMRESCO, INC. on Form S-3 of our report dated February 6, 1996, appearing in the Annual Report on Form 10-K of AMRESCO, INC. for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.




/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
June 28, 1996
Dallas, Texas